EXHIBIT 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

We, Maria M. Pope, President and Chief Executive Officer, and Joseph R. Trpik, Senior Vice President, Finance and Chief Financial Officer, of Portland General Electric Company (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, as filed with the Securities and Exchange Commission on July 31, 2026 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”), fully complies with the requirements of that section.

We further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MARIA M. POPE	/s/ JOSEPH R. TRPIK
Maria M. Pope	Joseph R. Trpik
President and Chief Executive Officer	Senior Vice President, Finance and Chief Financial Officer

Date: July 30, 2026	Date: July 30, 2026